Exhibit 99.1

PSQ Holdings, Inc. Announces First Quarter 2026 Financial Results

First Quarter Revenue Growth of 167%

First Quarter Operating Expense Reduction of 18%

First Quarter Revenue Per Headcount Improves 287%

BOZEMAN, MT, May 7, 2026 — PSQ Holdings, Inc. (NYSE: PSQH) (the “Company”), a payments and financial infrastructure company, today reported financial results for the first quarter 2026.

FIRST QUARTER 2026 HIGHLIGHTS

•	Net revenue from continuing operations, which includes the financial technology (“fintech”) segment, for the quarter ended March 31, 2026 was $8.2 million compared to $3.1 million for the first quarter ended March 31, 2025, a 167% increase compared to the prior year period.
•	Operating expense (defined as general and administrative, sales and marketing, and research and development expense) for the quarter ended March 31, 2026 decreased $2.0 million or a decrease of 18% compared to the prior year period.
•	Operating loss for the quarter ended March 31, 2026 was $6.1 million, an improvement of $3.2 million or 34% compared to $9.3 million for the quarter ended March 31, 2025.
•	Operating cash burn for the quarter ended March 31, 2026 was $4.1 million, an improvement of $2.3 million or 36% compared to $6.4 million for the quarter ended March 31, 2025.
•	Income from discontinued operations, net of tax for the quarter ended March 31, 2026 was $26,710 compared to $2.4 million loss for the first quarter of 2025.
•	Net loss for the quarter ended March 31, 2026 was $6.5 million, an increase of $2.0 million, or 45%, compared to a net loss of $4.4 million for the quarter ended March 31, 2025. This was primarily driven by a $7.1 million decrease in gains related to changes in the fair value of warrant and earnout liabilities.
•	Loss per share for the quarter ended March 31, 2026 increased to $0.12 compared to $0.10 for the first quarter of 2025, a 20% increase, primarily driven by the change in fair value of the warrant and earnout liabilities.
•	Revenue per headcount for quarter ended March 31, 2026 was $173,583 compared to $44,864 for the three months ended March 31, 2025, an improvement of 287%.
•	Non-GAAP operating loss (a Non-GAAP measure) for the quarter ended March 31, 2026 was $0.9 million compared to $2.8 million in the prior year period, an improvement of 70%.

The definitions and reconciliations of Non-GAAP operating loss to GAAP operating Income loss are provided under the heading Non-GAAP measures at the end of this release.

Dusty Wunderlich, Chairman & CEO of PSQ Holdings, commented, "Q1 2026 was our strongest quarter ever, and the numbers tell the story. Revenue up 167% year over year, operating expenses down 18%, Payments Gross Merchandise Volume (GMV) exceeding $186 million, a record for us, Credit GMV up 32%, and revenue per employee up 287%, proof that doing more with less is not a talking point, it is how we operate, and we intend to keep pushing that number higher.”

“AI is doing exactly what we believed it would, making us more efficient, more capable, and, frankly, better at our jobs. We were early to adopt machine learning, deploying it in underwriting back in 2021, and we have been expanding its use across engineering, finance, and risk management ever since. A lean team with the right tools can do remarkable things, and that 287% improvement in revenue per employee is the proof.”

“We are in the business of earning trust from merchants who need a payments and financial infrastructure partner they can count on. That is not something you claim; it is something you demonstrate quarter after quarter. Q1 is us demonstrating it. The priorities have not changed: grow revenue responsibly, reduce cash burn, and get to profitability. We are executing, the model is working, and the opportunity ahead is significant."

OPERATIONAL RESTRUCTURING

Over the past two quarters, the Company has executed a comprehensive operational restructuring in conjunction with its strategic repositioning as a pure-play financial technology company. Staff reductions of 41%, implemented from September 2025 through March 2026, combined with the winding down of the Marketplace segment and reductions in corporate operating expenses and contractor and consulting agreements, are expected to result in annualized cash savings of approximately $8.0 million. The results of these efforts are reflected in the Company's Q1 2026 operating metrics: operating expenses declined 18% year over year, headcount decreased from 68 to 47 full-time employees, and revenue per headcount improved 287% to $173,583. The Company views these improvements not as a one-time reset, but as the foundation of a more capital-efficient operating model designed to support sustained revenue growth with disciplined cost management.

FINANCIAL REVIEW

Balance Sheet & Liquidity

•	As of March 31, 2026, the Company had $11.8 million of restricted cash and cash and cash equivalents, which included $0.2 million related to discontinued operations.
•	The Company had an outstanding principal balance of $7.4 million on its $10.0 million revolving line of credit as of March 31, 2026. The Company draws on this credit line to fund new consumer loan and lease originations, and repays it as those loans are collected or sold to third parties.

Discontinued Operations

•	Net revenues from discontinued operations, which includes the Brands and Marketplace business segments, for the quarter ended March 31, 2026 was $3.7 million compared to $3.7 million for the quarter ended March 31, 2025. Brands revenue comprised 98% of the net revenues from discontinued operations for the quarter ended March 31, 2026, compared to 88% in the prior year period.

Note: Beginning with the third quarter 2025 reporting period both the Brands and Marketplace business segments are being shown as discontinued operations in the Company’s financial statements. Results from discontinued operations are provided within the financial tables at the end of this release.

BRANDS DIVESTITURE UPDATE

The Company continues to actively pursue the sale of its Brands segment, which includes EveryLife. The sale process remains ongoing, and management expects to enter into a definitive agreement during the first half of 2026. Proceeds from the transaction are expected to be redeployed to the balance sheet in support of the Company's Financial Technology operations.

FINANCIAL LEADERSHIP TRANSITION

As previously announced on April 7, 2026, James Rinn stepped down as Chief Financial Officer effective April 30, 2026. The Board appointed Michael Pena as Chief Financial Officer and Krista Wenzel as Chief Accounting Officer, both effective May 1, 2026.

First Quarter 2026 Conference Call and Webcast

Management will host a teleconference and webcast to discuss its first quarter 2026 results today, May 7, 2026 at 9:00 a.m. ET. The conference call can be accessed live through a link on the PSQ Holdings Investor Relations website at investors.publicsquare.com. During the webcast, the company will take both inbound questions received ahead of the call and questions from equity research analysts. Additionally, you can participate in the conference call by dialing (800) 715-9871 domestically or (646) 307-1963 internationally, and referencing conference ID #6209150. Attendees should log in to the webcast or dial in approximately 15 minutes before the start time of the call.

About PSQ Holdings

PSQ Holdings (NYSE: PSQH) is a payments and financial infrastructure company. We build and operate financial infrastructure in highly regulated environments for industries underserved by traditional financial institutions, including businesses, campaigns, and nonprofits that depend on reliable, compliant payment solutions. For more information, visit publicsquare.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare. Forward-looking statements generally are identified by the words “anticipate,” “could,” “expect,” “future,” “intend,” “may,” “might,” “strategy,” “target,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this press release, include statements about our expected revenue, revenue growth, operating expenses, anticipated growth, ability to achieve profitability, our plans for the Brands and Marketplace segments, and our outlook; however, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations, (ii) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (iii) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (iv) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, (v) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (vi) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (vii) the ability to execute PublicSquare’s anticipated business plans and strategy, (viii) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (ix) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, (x) because the payment processing and credit agreements are terminable at will without notice, merchants that have signed agreements to use PublicSquare's payment processing services may terminate those services or otherwise fail to utilize the services at the expected volume, (xi) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations, (xii) the risk of PublicSquare being unable to sell its Brands segment, in a timely manner, at desirable prices, or at all, and (xiii) risks associated with the Company’s ability to execute on its plans to reposition into a Fintech-forward business, including the Company’s pursuit of any money transmitter licenses. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Investors Contact:

investment@publicsquare.com

Media Contact:

pr@publicsquare.com

PSQ HOLDINGS, INC.

Condensed Consolidated Balance Sheets

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,057,059	$14,644,384
Restricted cash	1,589,586	1,119,580
Accounts receivable, net	1,932,629	1,630,987
Lease receivable, net	93,810	156,516
Loans held for investment, net of allowance for credit losses of $768,235 and $778,704 as of March 31, 2026 and December 31, 2025, respectively	6,876,900	6,148,072
Lease merchandise, net of accumulated depreciation of $1,000,916 and $938,959 as of March 31, 2026 and December 31, 2025, respectively	486,490	960,024
Interest receivable	246,370	250,450
Prepaid expenses and other current assets	2,266,149	2,450,321
Current assets held for sale (Note 4)	3,868,785	4,407,921
Total current assets	27,417,778	31,768,255
Loans held for investment, net of allowance for credit losses of $154,694 and $150,702 as of March 31, 2026 and December 31, 2025, respectively, non-current	1,198,913	1,189,832
Lease merchandise, net of accumulated depreciation of $94,163 and $72,335 as of March 31, 2026 and December 31, 2025, respectively, non-current	235,839	329,463
Property and equipment, net	156,992	187,262
Intangible assets, net	13,793,270	14,573,323
Goodwill	10,930,978	10,930,978
Operating lease right-of-use assets	591,169	669,356
Deposits	29,939	29,939
Total assets	$54,354,878	$59,678,408

Liabilities and stockholders’ equity
Current liabilities:
Revolving line of credit	$7,404,248	$6,174,546
Accounts payable	5,145,602	5,351,651
Accrued expenses	1,461,783	1,205,386
Operating lease liabilities, current portion	333,899	323,842
Current liabilities held for sale (Note 4)	1,893,180	2,612,041
Total current liabilities	16,238,712	15,667,466
Convertible promissory notes, related party (Note 10)	20,000,000	20,000,000
Convertible promissory notes	8,449,500	8,449,500
Earn-out liabilities	501,500	540,000
Warrant liabilities	572,000	1,230,250
Operating lease liabilities	267,732	354,286
Total liabilities	46,029,444	46,241,502
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred stock, $0.0001 par value; 50,000,000 authorized shares; no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Class A Common Stock, $0.0001 par value; 500,000,000 authorized shares; 48,726,402 shares and 46,492,639 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	4,873	4,650
Class C Common Stock, $0.0001 par value; 40,000,000 authorized shares; zero and 3,213,678 shares issued and outstanding as of March 31, 2026, and December 31, 2025, respectively	—	321
Additional paid in capital	171,287,594	169,944,031
Accumulated deficit	(162,967,033)	(156,512,096)
Total stockholders’ equity	8,325,434	13,436,906
Total liabilities and stockholders’ equity	$54,354,878	$59,678,408

PSQ HOLDINGS, INC.

Condensed Consolidated Statements of Operations

	For the Three Months Ended March 31,
	2026	2025
Revenues, net	$8,158,417	$3,050,785
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	3,599,955	630,009
General and administrative	6,615,164	8,260,744
Sales and marketing	1,604,807	1,538,462
Research and development	624,095	1,030,222
Depreciation and amortization	1,848,044	906,824
Total costs and expenses	14,292,065	12,366,261
Operating loss	(6,133,648)	(9,315,476)
Other (expense) income:
Other (expense) income, net	(97,280)	309,819
Changes in fair value of earn-out liabilities	38,500	450,000
Changes in fair value of warrant liabilities	658,250	7,381,500
Interest expense, net	(947,469)	(868,457)
Loss before income taxes from continuing operations	(6,481,647)	(2,042,614)
Income tax expense	—	(8,240)
Loss from continuing operations	(6,481,647)	(2,050,854)
Income / (loss) from discontinued operations, net of tax	26,710	(2,396,491)
Net loss	$(6,454,937)	$(4,447,345)

Continuing operations loss per common share, basic and diluted	$(0.12)	$(0.05)
Discontinued operations income/(loss) per common share, basic and diluted	—	(0.05)
Net loss per common share, basic and diluted	$(0.12)	$(0.10)
Weighted average shares outstanding, basic and diluted (1)	54,027,862	42,953,447

(1) Pre-funded warrants, issued in December 2025, can be exercised for little consideration (an exercise price per share equal to $0.0001 per share), and 5,018,184 remain unexercised as of March 31, 2026.

PSQ HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(6,454,937)	$(4,447,345)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in fair value of warrant liabilities	(658,250)	(7,381,500)
Changes in fair value of earn-out liabilities	(38,500)	(450,000)
Share-based compensation	1,365,556	3,622,845
Amortization of step-up in loans held for investment	—	169,607
Provision for credit losses on loans held for investment	194,269	661,963
Origination of loans and leases for resale	(13,460,365)	(7,869,448)
Proceeds from sale of loans and leases for resale	15,554,070	8,931,822
Gain on sale of loans and leases	(2,093,706)	(1,062,374)
Impairment (recovery) of lease merchandise	(50,192)	—
Depreciation and amortization	1,848,044	1,211,110
Non-cash operating lease expense	78,187	41,485
Changes in operating assets and liabilities:
Accounts receivable	(312,613)	(226,613)
Lease receivable	62,706	—
Interest receivable	4,080	75,070
Inventory	371,311	230,837
Prepaid expenses and other current assets	180,492	53,034
Deposits	18,445	(6,905)
Accounts payable	(611,889)	(373,712)
Accrued expenses	103,323	425,259
Deferred revenue	(151,700)	4,083
Operating lease liabilities	(76,498)	(41,485)
Net cash used in operating activities	(4,128,167)	(6,432,267)

Cash flows from Investing Activities
Additions to lease merchandise, net of disposals	242,666	(1,106,117)
Software development costs	(671,284)	(656,658)
Principal paydowns on loans held for investment	3,210,956	4,532,763
Disbursements for loans held for investment	(4,143,133)	(4,577,597)
Net cash used in investing activities	(1,360,795)	(1,807,609)

Cash flows from Financing Activities
Proceeds from revolving line of credit	4,440,659	2,270,331
Repayments on revolving line of credit	(3,210,955)	(2,343,207)
Net disbursement for closing costs from private equity transaction	(22,091)	—
Net cash provided by/(used in) financing activities	1,207,613	(72,876)
Net decrease in cash, cash equivalents and restricted cash	(4,281,349)	(8,312,752)
Cash, cash equivalents and restricted cash, beginning of period	16,117,319	36,589,607
Cash, cash equivalents and restricted cash, end of the period	$11,835,970	$28,276,855
Cash and cash equivalents from continued operations	$10,057,059	$28,039,959
Restricted cash from continued operations	1,589,586	236,896
Cash and cash equivalents from discontinued operations	189,325	—
Total cash, cash equivalents and restricted cash, end of the period	$11,835,970	$28,276,855

Supplemental Cash Flow Information
Cash paid for interest for convertible notes and revolving line of credit	$947,469	$868,457

Discontinued Operations

The following table summarizes the key components of the operating results of the discontinued operations within the Condensed Consolidated Statements of Operations for the three months ended March 31, 2026 and 2025:

	For the three months ended March 31, 2026		For the three months ended March 31, 2025
	Marketplace	Brands	Marketplace	Brands
Revenues, net	$85,567	$3,581,557	$428,649	$3,270,187
Cost of revenues (exclusive of depreciation and amortization shown below)	597	—	104,310	1,926
Cost of goods sold (exclusive of depreciation and amortization shown below)	1,344	2,245,274	412	2,072,862
Operating costs	42,282	1,258,056	1,490,789	2,098,113
Depreciation and amortization	—	—	269,261	35,025
Operating income/(loss)	41,344	78,227	(1,436,123)	(937,739)
Other expense, net	(15,000)	(77,861)	(22,629)	—
Income tax expense	—	—	—	—
Income/(Loss) from discontinued operations, net of tax	$26,344	$366	$(1,458,752)	$(937,739)

Assets and liabilities of segments classified as held for sale in the Condensed Consolidated Balance Sheets as of March 31, 2026 and December 31, 2025, consist of the following:

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$189,325	$353,355
Accounts receivable, net	83,342	72,372
Inventory	2,293,892	2,665,203
Prepaid expenses and other current assets	219,666	215,986
Intangible assets, net	1,072,762	1,072,762
Deposits	9,798	28,243
Total assets held for sale	$3,868,785	$4,407,921

Liabilities
Current liabilities:
Accounts payable	$440,802	$854,889
Accrued expenses	284,819	357,183
Deferred revenue	1,167,559	1,399,969
Total liabilities held for sale	$1,893,180	$2,612,041

The cash flows related to the discontinued operations have not been segregated and are included in the Condensed Consolidated Statements of Cash Flows. The following table presents cash flow for the discontinued segments.

	For the Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(343,389)	$(873,842)

Non-GAAP Financial Measures

The non-GAAP financial measures below have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

For the periods presented, we define non-GAAP operating loss as GAAP operating loss, adjusted to exclude, as applicable, certain expenses as presented in the table below:

	For the Three Months Ended March 31,
	2026	2025
Reconciliation:
GAAP operating loss	$(6,133,648)	$(9,315,476)
Non-GAAP adjustments:
Corporate costs not allocated to segments	(2,063,978)	(1,971,372)
Share-based compensation expense	(1,365,556)	(3,622,845)
Depreciation and amortization	(1,848,044)	(906,824)
Non-GAAP operating loss	$(856,070)	$(2,814,435)

	For the three months ended March 31,
	2026	2025
Revenue per headcount:	$173,583	$44,864